UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2018

 Akcea Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38137	47-2608175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Cambridge Parkway Suite 100 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 207-0202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On September 6, 2018, Akcea Therapeutics, Inc. (the “Company”), an affiliate of Ionis Pharmaceuticals, Inc., enacted a plan to reorganize its workforce to better align with the immediate needs of its business (the “Reorganization Plan”) following the August 27, 2018 announcement of the U.S. Food and Drug Administration’s issuance of a Complete Response Letter for its New Drug Application for WAYLIVRA™ (volanesorsen).

In connection with the Reorganization Plan, the Company intends to reduce its workforce by approximately 10%. The Reorganization Plan was approved by the Company’s Board of Directors on September 2, 2018, and affected employees were informed on September 6, 2018. The Reorganization Plan will impact U.S. team members primarily from the WAYLIVRA field team and functions focused principally on WAYLIVRA. Affected employees will be eligible to receive salary continuation payments and other customary benefits. Under the Reorganization Plan, the Company expects to incur third quarter restructuring charges in the range of $2.0 to $2.5 million.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this report, including estimates of the costs of the Reorganization Plan and the timing of the impact of such costs are based upon information available to the Company as of the date of this report, which may change, and the Company assumes no obligation to update any such forward-looking statements. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. These statements are not guarantees of future performance and actual results could differ materially from the Company’s current expectations. As a result, you are cautioned not to rely on these forward-looking statements. Factors that could cause or contribute to such differences include the risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 7, 2018 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, as well as the possibility that the estimates and costs of the Reorganization Plan may exceed expectations and that the Reorganization Plan will not be successful in reducing operating costs or aligning the Company’s workforce with the needs of its business. The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKCEA THERAPEUTICS, INC.

Date: September 6, 2018	By:	/s/ Paula Soteropoulos
Paula Soteropoulos
Chief Executive Officer